REYNOLDS, SMITH AND HILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, JULY 24, 1998


To the Shareholders of
Reynolds, Smith and Hills, Inc.

         The Annual Meeting of Shareholders of Reynolds, Smith and Hills, Inc. will be held at the offices of the Company at 4651 Salisbury Road, Suite 400, Jacksonville, Florida, 32256 on Friday, July 24, 1998 at 9:00 a.m., local time, for the following purposes:

         1. To elect eight Directors to serve until next year's Annual Meeting of Shareholders and until their successors are elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year; and

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Shareholders of record at the close of business on June 20, 1998 will be entitled to vote at the meeting.

By Order of the Board of Directors,




David K. Robertson
Secretary

Jacksonville, Florida
June 20, 1998

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the envelope provided.

                         REYNOLDS, SMITH AND HILLS, INC.
                         4651 Salisbury Road, Suite 400
                           Jacksonville, Florida 32256

                                 PROXY STATEMENT

         This proxy statement and the accompanying form of proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Reynolds, Smith and Hills, Inc. (the Company) for use at its Annual Meeting of Shareholders to be held on Friday, July 24, 1998. It is proposed that this proxy statement and accompanying form of proxy will be sent to the Company's shareholders on or about June 24, 1998.

         The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to us before the meeting. Your proxy may be revoked by written request that is received by the Secretary of the Company before the Annual Meeting. If you are attending the Annual Meeting, you may revoke your proxy at the meeting by voting in person.

         The cost of soliciting proxies will be paid by the Company and is expected to be nominal. Officers and other employees of the Company may solicit proxies personally or by telephone in certain instances in an effort to have a larger representation at the meeting.

         Shareholders of record at the close of business on June 20, 1998, will be entitled to vote. On that date there were 459,998 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. Shares of Common Stock allocated to the account of a participant in the Company's 401(k) Plan will be voted by the trustee in accordance with the participant's voting instructions. Allocated shares of Common Stock for which no voting instructions are received will be voted by the trustee in accordance with the 401(k) Plan in its discretion.

         Proxies solicited hereby will be voted FOR each of the following proposals, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting, unless a vote against a proposal or abstention is specifically indicated.

                            I. ELECTION OF DIRECTORS

         Directors are elected to serve until the Annual Meeting of Shareholders in 1999. The Board of Directors has no reason to expect that any of the following nominees will be unable to stand for election, but in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

         The By-Laws of the Company provide that the Board of Directors shall be comprised of at least one and not more than 15 persons, as determined by the Board of Directors. The Board has passed a resolution, effective as of the date of the shareholders' meeting, increasing the number of directors from seven to eight.

         The eight nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

         Certain information concerning each nominee for director of the Company, including their principal occupations for the past five or more years, is set forth below:

         Leerie T. Jenkins, Jr. Principal positions are Chairman of the Board and Chief Executive Officer of the Company, which he has held since June 1990. Mr. Jenkins has been employed with the Company and predecessor companies for over 26 years. He holds a Masters and Bachelors degree in landscape architecture from the University of Michigan and University of Georgia, respectively. Age 49.

         David K. Robertson. Principal positions are Executive Vice President, which he has held since January 1995, Secretary, Treasurer, Chief Financial Officer and Director of the Company, which he has held since June 1990. Prior to January 1995 Mr. Robertson was Senior Vice President. Mr. Robertson has been employed with the Company and predecessor companies for over 16 years. He graduated from Florida State University with a degree in Business. Age 46.

         Charles W. Gregg. Principal positions are Executive Vice President and Chief Operating Officer which he has held since September 1995. He was appointed Director of the Company in February 1998. Prior to September 1995 and since 1992 Mr. Gregg was Senior Vice President of the Company. He graduated from the University of Florida with a degree in civil engineering and holds a Masters degree from Rollins College, Crummer School of Business. Age 48.

         Darold F. Cole. Principal positions are Senior Vice President and Director of the Company, which he has held since June 1990. Mr. Cole has been employed with the Company and predecessor companies for over 29 years. He graduated from Kansas State University with a degree in electrical engineering. Age 56.

         J. Ronald Ratliff. Principal positions are Senior Vice President and Director of the Company, which he has held since June 1990. Mr. Ratliff has been employed with the Company and predecessor companies for over 20 years. He holds a Masters and Bachelors degree from the University of South Florida. Age 49.

         David E. Thomas, Jr. Director of the Company since February 1992. His principal occupation is Senior Managing Director and Head of Investment Banking of Raymond James and Associates, Inc., which he has held since July 1996. Mr. Thomas joined Raymond James in 1987 and is a director of Laidlaw Environmental Services, Inc. He graduated from Emory University with an M.B.A. and J.D.
degree. He also holds a Bachelors degree in Business Administration from the University of Richmond. Age 41.

         Alexander P. Zechella. Director of the Company since February 1992. He retired in 1985 after having served from 1984 as President, Chief Executive Officer, Chief Operating Officer, and Director of The Charter Company. Prior to joining The Charter Company in 1980, Mr. Zechella served in many capacities with Westinghouse Corporation and retired as Northeast Region Vice President in 1980. Mr. Zechella currently serves on the Board of Directors of Enviroq Corporation, an environmental remediation firm located in Jacksonville, Florida. He holds a Masters and Bachelors degree in civil engineering from Rensselaer Polytechnic Institute. Age 77.

         R. Ray Goode. His principal occupation is Vice President of Public Affairs which he has held since he joined Ryder System, Inc. in November 1993. Prior to joining Ryder, Mr. Goode served as president and chief executive officer of We Will Rebuild, a non-profit agency established to rebuild Greater Miami in the aftermath of Hurricane Andrew. He graduated from Pennsylvania State University with a Master of Public Administration degree. He also holds a Bachelor of Arts degree in political science and English from the University of Charleston, West Virginia. Age 61.

   The Board of Directors recommends a vote FOR the nominees set forth above.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of June 20, 1998, certain information with respect to beneficial ownership of the Company's Common Stock by (I) each director, (ii) each named executive officer and (iii) any person beneficially owning more than 5%. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                                    Number of         Percentage
                                                      Shares               of
                                                    Beneficially     Outstanding
Name                                                   Owned             Shares
----                                                ------------     -----------

Leerie T. Jenkins, Jr.              (a)(b)(c)(1)      69,489             15.0%
David K. Robertson                  (a)(b)(d)(1)      27,451              5.9%
Charles W. Gregg                    (a)(b)(e)(1)      10,887              2.4%
Darold F. Cole                      (a)(b)(2)         26,774              5.8%
J. Ronald Ratliff                   (a)(b)(f)(1)      36,004              7.8%
Joseph J. Hartnett                  (2)(g)            24,069              5.2%
Henry C. Luke, Jr.                  (b)(h)(3)         27,672              6.0%
David E. Thomas, Jr.                (4)                  ---              ---
Alexander P. Zechella               (5)                  ---              ---
Executive officers,
directors and beneficial
owners as a Group
(9 persons)                                          222,346             47.5%

(a) Includes shares which may be purchased upon exercise of options which are exercisable as of June 20, 1998 or become exercisable within 60 days thereafter, for the following individuals; Mr. Jenkins - 1,822; Mr. Robertson - 1,400; Mr. Gregg -2,400; Mr. Cole - 1,287; Mr. Ratliff - 1,341; All executive officers, directors and beneficial owners as a group - 8,250.

(b) Participants in the Company's 401(k) plan may elect to have their contribution as well as the Company's matching contribution invested in the Company's common stock. The participant has both voting and dispositive control of such shares which are held for the benefit of such participant by INVESCO Retirement Plan Services, Inc., as trustee. The number of shares shown includes shares held in the 401(k) plan as follows: Mr. Jenkins - 15,978; Mr. Robertson - 6,306; Mr. Gregg - 1,512; Mr. Cole - 8,174; Mr. Luke - 3,002; Mr. Ratliff -
7,926; all executive officers, directors and beneficial owners as a group - 42,898.

(c) Includes 51,689 shares held in trust with his spouse of which investment power is held jointly.

(d) Includes 19,745 shares held with his spouse of which investment power is held jointly.

(e) Includes 6,715 shares held with his spouse of which investment power is held jointly.

(f) Includes 26,737 shares held in trust with his spouse of which investment power is held jointly.

(g) Includes 24,069 shares held in trust with his spouse of which investment power is held jointly.

(h) Includes 24,670 shares held with his spouse of which investment power is held jointly.

(1)      4651 Salisbury Road, Suite 400, Jacksonville, FL  32256

(2)      2235 N. Courtenay Pkwy, Suite C, Merritt Island, FL  32953

(3)      345 Greencastle Drive, Jacksonville, FL  32225

(4)      880 Carillon Parkway, St. Petersburg, FL  33716

(5)      13000 Sawgrass Village, Ponte Vedra Beach, FL  32082


Meetings of the Board of Directors and Committees

         The Board of Directors held three meetings during fiscal year 1998. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they were members.

         The Board of Directors has delegated certain functions to the following standing committees of the Board:

         The Compensation Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long term incentive plans that govern the compensation paid to all senior managers of the Company. The Compensation Committee is composed of Messrs. Thomas and Zechella and held two meetings during fiscal year 1998.

         The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the company's audits, the Company's internal accounting and financial controls and to consider such other matters relating to the financial reporting process and safeguarding of the Company's assets as it may consider appropriate.

The Audit Committee is composed of Messrs. Zechella and Cole and held one meeting during fiscal year 1998.

         The Benefits Committee's functions are to review and make findings, reports and recommendations to the Board of Directors regarding matters relative to benefits plans, packages and/or programs for the Company's officers and employees. The Benefits Committee held one meeting during fiscal year 1998 and is composed of Messrs. Ratliff, Robertson and Cole.

         The Nominating Committee's functions are to review and make recommendations to the Board of Directors regarding the composition of the Board of Directors of the Company. The Nominating Committee normally expects to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Any such recommendations, in connection with the 1999 Annual Meeting of Shareholders, should be submitted in writing to the Company, Attention:
Corporate Secretary, no later than February 20, 1999. The Nominating Committee held two meetings during fiscal year 1998 and is composed of Messrs. Jenkins and Zechella.

Directors Compensation

         In fiscal 1998 outside directors received a $5,000 annual fee for their service on the Board and reimbursement of expenses. Officers of the Company do not receive any additional compensation for serving as members of the Board or any of its committees.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) filing requirements require the Company's Executive Officers, Directors and persons who beneficially own more than 10% of the Company's registered equity securities to file with the Commission various forms reporting information regarding beneficial ownership. To the Company's knowledge, Section 16(a) filing requirements were complied with for the fiscal year ended March 31, 1998.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the Company's last three fiscal years the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") who earned more than $100,000 in the current fiscal year in all capacities in which they serve.


                                                             LONG TERM
                                                            COMPENSATION
                                                            ------------
                                                ANNUAL
                                             COMPENSATION           AWARDS
                                             ------------    ---------------------     ALL
NAME                                                                     SECURITIES   OTHER
AND                                                           RESTRICTED UNDERLYING  COMPEN-
PRINCIPAL                                  SALARY      BONUS    STOCK     OPTIONS/   SATION
POSITION                            YEAR     ($)        ($)   AWARDS($)   SARs(#)   (1)($)
--------                            ----     ---        ---   ---------   -------   ------
Leerie T. Jenkins, Jr. Chariman     1998   184,000    75,000       --      4,533     3,269
 of the Board and CEO               1997   164,000    15,000       --       --       2,761
                                    1996   145,000     5,000       --        550     2,468


David K. Robertson, Executive       1998   134,000    43,000       --      2,832     3,743
 Vice President, Secretary,         1997   121,000    12,000       --       --       3,217
 Treasurer, CFO and Director        1996   108,000    14,000       --        500     3,730


Charles W. Gregg, Executive         1998   134,000    43,000      18,200   2,832     3,344
 Vice President, COO and            1997   120,000    12,000       --       --       1,800
 Director                           1996   108,000     8,000       --      2,000     1,630


Darold F. Cole, Senior Vice         1998   102,000    18,000       --      2,266     4,049
 President and Director             1997    98,000    12,000       --       --       3,217
                                    1996    97,000    13,000       --        500     2,969


J. Ronald Ratliff, Senior Vice      1998   120,000    35,000       --      2,537     3,115
 President and Director             1997   111,000    12,000       --       --       2,708
                                    1996   106,000     9,000       --        500     3,429


(1) For 1998 includes a) the Company's matching contribution to the 401(k) Plan which is applicable to all Plan participants (Mr. Jenkins $1,842; Mr. Robertson $2,014; mR. gREGG $2,014; Mr. Cole $1,550; Mr. Ratliff $1,800) and b) premimums paid for supplemental term life insurance policies in which the beneficiary is named by the individual (Mr. Jenkins $1,427; Mr. Robertson $1,729; Mr. Gregg $1,330; Mr. Cole $2,499; Mr. Ratliff $1,315).

Long-Term Incentive Plan Awards

         The following table contains information concerning stock grants to the named executive officers as of the end of fiscal year March 31, 1998.



                          LONG-TERM INCENTIVE PLANS -
                           AWARDS IN LAST FISCAL YEAR

                                        NUMBER
                                           OF              PAYOUT
                    NAME                 SHARES            PERIOD
                    ----                 ------            ------

               Lerrie T. Jenkins           --                 --
               David K. Robertson          --                 --
               Charles W. Gregg          1,300            5 years
               Darold F. Cole              --                 --
               J. Ronald Ratliff           --                 --

Grants of stock for the individual listed above were made on April 1, 1997 and are issued equally over five years on the anniversary date as long as he remains employed by the Company

Stock Options, Grants and Related Information

         The following table contains information concerning the grant of stock options to the named executive officers as of the end of fiscal year March 31, 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                      ANNUAL RATES OF STOCK
                                                                      PRICE APPRECIATION
                                      INDIVIDUAL GRANTS               FOR OPTION TERM
                        -------------------------------------------   ---------------

                            NUMBER    % OF TOTAL
                              OF     OPTIONS/SARS
                         SECURITIES   GRANTED TO EXERCISE
                         UNDERLYING   EMPLOYEES  OF BASE    EXPIRA-
                        OPTIONS/SARS  IN FISCAL   PRICE      TION
NAME                     GRANTED (#)    YEAR    ($/SHARE)    DATE      5%($)   10%($)
---------------------        -----       ---     ------     -------   ------  -------
Leerie T. Jenkins, Jr        4,533       20%     $12.65     4/14/07   26,835  $48,879
David K. Robertson           2,832       13%      11.50     4/14/07   20,022   33,794
Charles W. Gregg             2,832       13%      11.50     4/14/07   20,022   33,794
Darold F. Cole               2,266       10%      11.50     4/14/07   16,020   27,040
J. Ronald Ratliff            2,537       11%      11.50     4/14/07   17,936   30,274


Grants for each of the individuals listed above were made on April 14, 1997 and vest equally over five years on the anniversary date.

In the event of the change in Company control, options shall be adjusted consistent with such change. Shares to be purchased at the lowest price per share that would not cause the change to be considered a reissuance of the applicable option or cause the applicable option to cease to be treated as an incentive stock option.

Option Exercises and Fiscal Year-End Values

         There were no options exercised by the named executive officers during the last fiscal year. The following table sets forth information with respect to the unexercised options held by the named executive officers as of the end of fiscal year March 31, 1998.


                       AGGREGATED OPTION/SAR EXERCISES IN
                              LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                             NUMBER OF
                                             SECURITIES         VALUE OF
                                             UNDERLYING         UNEXERCISED
                                             UNEXERCISED        IN-THE-MONEY
                                             OPTIONS/SARS       OPTIONS/SARS
                                             AT FISCAL          AT FISCAL
                                             YEAR END (#)       YEAR END ($)
                                             EXERCISABLE/       EXERCISABLE/
NAME                                         UNEXERCISABLE      UNEXERCISABLE(1)
---------------------                          -----------        -------------

Leerie T. Jenkins, Jr.                         1,822/3,811        $4,235/$7,342
David K. Robertson                             1,400/2,432         4,912/ 7,501
Charles W. Gregg                               2,400/2,932         8,462/ 9,276
Darold F. Cole                                 1,287/1,979         4,567/ 6,119
J. Ronald Ratliff                              1,341/2,196         4,732/ 6,781


(1) Represents the excess of the fair market value of the Common Stock of $14.55 per share (the value determined in June of 1998 based on the financial statements for the year ended March 31, 1998) above the exercise price of the options.

Performance Graph

         The graph below is a comparison of the Company's cumulative stockholder returns on an indexed basis with the S&P 500 stock index and an industry peer group over the period from April 1, 1993 to March 31, 1998.

                          COMPARISON FROM APRIL 1, 1993
                  TO MARCH 31, 1998 OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP




                              [GRAPH APPEARS HERE]



                          3/93      3/94      3/95      3/96      3/97      3/98
                          ----      ----      ----      ----      ----      ----
RS&H                      $100      $103      $107      $112      $137      $142
S&P 500                   $100      $ 99      $111      $143      $168      $244
PEER                      $100      $ 93      $ 68      $ 90      $ 84      $103


* Assumes a reinvestment of dividends and a $100 initial investment on April 1, 1993 in the Company, S&P 500 Index, and the Peer Group.

* For the year ended March 31, 1998 the members of the peer group are Michael Baker Corp., Dames & Moore, Inc., Jacobs Engineering Group, Inc. and STV Group, Inc.

* The Company's stock is not presently traded on any public stock exchange or other public market. In constructing the performance graph, the Company used the appraised value of the stock determined for purposes of setting the price at which the Company's stock will be sold to and traded within the Company's 401(k) plan. In prior proxy filings, the Company based its current year performance graph value on the prior year's financial statements. However, for fiscal 1998, the appraised value of the stock was determined by an independent valuation firm based on the current year's financial statements. All purchases and trades within the Company's 401(k) plan after receipt of a new appraisal are made at a price equal to the appraised value of the stock set forth in the new appraisal. The appraisal value does not necessarily represent the price at which a shareholder could sell shares of the Company's stock.

Compensation Committee Report

         The Compensation Committee is composed of two independent non-employee directors. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all managers of the Company. The following report represents the actions of the committee regarding compensation paid to the executive officers during fiscal year 1998.

         The Company's compensation programs are designed to link executives' compensation to the performance of the Company and provide competitive compensation for executives. The compensation plan consists of annual incentive awards and equity-based incentives. Annual incentive awards are granted based on corporate financial performance and individual performance. Equity-based compensation is used to build shareholder value and motivate executive behavior over the long-term. These types of compensation aid in attracting and retaining the executive talent needed to ensure the continued success of the Company.

         The compensation plan for the executives of the Company is comprised of two elements: 1) an annual component, i.e. base salary and annual bonus and 2) a long-term component, i.e., stock options and grants. The policies regarding each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and CEO, Mr. Jenkins, are described below.

1)       Annual Component:  Base Salary and Annual Bonus

         Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it to other executive officer positions in the local marketplace and similar positions in competitive engineering firms of the same size. These salaries are reviewed annually and are adjusted based on the Company's performance and the individual's contribution to that performance.

         The Management Annual Incentive Compensation Plan links compensation to the performance of the Company. A percentage of pre-tax profits is allocated to the bonus fund and the total of all participants' awards is generally limited to the fund amount. Bonuses may be distributed in either cash or stock or some combination of both.

2)  Long-Term Component:  Stock Options and Shares

         To align shareholders' and executive officers' interest, the long-term compensation plan uses stock option grants whose value is related to the value of Company common shares. Grants of stock options are made under the Amended and Restated 1991 Incentive Stock Option Plan and Amended and Restated 1991 Nonqualified Stock Option Plan; both of these plans were approved by the shareholders. In addition, grants of stock shares are made under the Amended and Restated 1991 Employee Stock Bonus Plan which was also approved by the shareholders.

         The Compensation Committee determines the number of shares subject to grant, exercise, price, duration and other terms and conditions of each grant. Stock options are exercisable up to ten years from the grant date. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless appreciation in the price of Company common shares occurs over a specified number of years.

         The details regarding specific provisions of annual and long-term compensation components described above apply to all senior managers of the Company including the named officers.

CEO Compensation

         During fiscal year 1998, the Company's most highly compensated officer was Leerie T. Jenkins, Jr., Chairman of the Board and CEO. Mr. Jenkins' performance was reviewed by the committee as it related to the annual and long-term component of his compensation.

         Both the annual and long-term components are based in part on the Company's financial performance, realizing business development goals and overall company growth for the fiscal years involved. Base pay for Mr. Jenkins increased approximately 8.6% during fiscal year 1998. Mr. Jenkins also received a $75,000 cash bonus and received 4,533 incentive stock options which vest equally over five years.

         The committee has concluded that Mr. Jenkins' performance warrants the compensation for fiscal year 1998 as reflected in the Summary Compensation Table.

                                         The Compensation Committee
                                         --------------------------

                                         David E. Thomas Jr., Chairman
                                         Alexander P. Zechella

II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The  Board of  Directors  has  selected  Deloitte  & Touche  LLP as the
Company's independent auditors for the fiscal year ending March 31, 1999, subject to ratification by the shareholders. Deloitte & Touche LLP has audited the Company's financial statements for many years. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

The Board recommends a vote FOR ratification of the selection of Deloitte & Touche LLP.


                               III. OTHER BUSINESS

         The Company does not know of any business to be presented at the meeting other than as set forth above. However, if any other business comes before the meeting, it is intended that the holders of proxies solicited hereby will vote in accordance with their best judgement.


Shareholder Proposals for Next Annual Meeting

         Any shareholder proposal intended to be included in the Company's proxy statement for the 1999 Annual Meeting of Shareholders should be sent to the Company, Attention: Corporate Secretary, and must be received no later than February 20, 1999.

Annual Report on Form 10-K

         On or about June 24, 1998, the Company's 1998 Annual Report on Form 10-K for the fiscal year ended March 31, 1998 was mailed to all shareholders of record at the close of business on June 20, 1998.






                    *****************************************

                         REYNOLDS, SMITH AND HILLS, INC.

                               Common Stock Proxy

            This Proxy Solicited on Behalf of the Board of Directors

         Annual Meeting of Shareholders to be held Friday, July 24, 1998

The undersigned hereby appoints Leerie T. Jenkins, Jr. and David K. Robertson, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock of Reynolds, Smith and Hills, Inc. held of record by the undersigned on June 20, 1998 at the Annual Meeting of Shareholders and any adjournment thereof. The meeting will be held at the offices of the Company at 4651 Salisbury Rd., Suite 400, Jacksonville, Florida, 32256 on Friday, July 24, 1998 at 9:00 a.m., local time.

1. Election of eight Directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified.

         ________ For all nominees listed below (except as marked to the contrary below).

         ________     Withhold  authority to vote for all nominees listed below.


         Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         L. Jenkins; D. Robertson;  C. Gregg, D. Cole; R. Ratliff; D. Thomas;
         A. Zechella; R. Goode

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1999.

         _____________For _____________Against _____________Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the director nominees named above and "FOR" Item 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

Signature______________________________________Date_______________

Signature______________________________________Date_______________

When signing as Attorney, Administrator, Guardian or Trustee please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership name, please sign by authorized person.